EXHIBIT




                  CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-39104) pertaining to the Amgen Retirement and Savings Plan and in the related Prospectus of our report dated June 23, 1994, with respect to the financial statements and supplemental schedules of the Amgen Retirement and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.



          /s/ERNST & YOUNG
          Los Angeles, California
          June 28, 1994